Exhibit 99.1

AMERICAN REBEL CEO ANDY ROSS APPEARS ON MIAMI TV WSFL - HOME OF THE FLORIDA PANTHERS AND IS FEATURED IN THE NEW YORK POST FOR HIS MEETINGS AT MAR-A-LAGO AS THE BRAND CONTINUES TO EXPAND ITS FOOTPRINT IN FLORIDA

Miami Television Appearance and Investor Meetings at Mar-a-Lago Signal Big Moves for the Nation’s Fast-Growing Beer Brand – American Rebel Light Beer

Nashville, TN, April 10, 2025 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), creator of American Rebel Beer ( americanrebelbeer.com ) and a designer, manufacturer, and marketer of branded safes, personal security and self-defense products and apparel ( americanrebel.com ), is excited to share its CEO Andy Ross’ TV interview on Miami’s WSFL – Home of the Florida Panthers and the New York Post’s coverage of Andy’s meetings with investors and members at Mar-a-Lago, dubbed “The Winter White House.”

“We had very productive meetings at Mar-a-Lago with like-minded patriots and potential investors,” said Andy Ross, CEO of American Rebel. “Florida is near the top of our list of states we’re planning to expand. We believe Florida will love America’s Patriotic, God Fearing, Constitution Loving, National Anthem Singing, Stand Your Ground Beer. It’s an honor and a blessing to be a guest at Mar-a-Lago and to be launching our beer at what I believe will be a historic time for our country.”

WSFL interview can be found here:

From Music to Malts: Andy Ross Brings American Rebel Beer to Florida
https://www.wsfltv.com/inside-south-florida/from-music-to-malts-andy-ross-brings-american-rebel-beer-to-florida

New York Post article can be found here:
https://pagesix.com/2025/04/08/society/celebratory-mood-at-mar-a-lago-despite-market-drop-after-trumps-liberation-day-tariffs-felt-like-a-rally/

About American Rebel Light Beer

Produced in partnership with AlcSource, American Rebel Light Beer ( americanrebelbeer.com ) is a premium domestic light lager celebrated for its exceptional quality and patriotic values. It stands out as America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.

American Rebel Light is a Premium Domestic Light Lager Beer – All Natural, Crisp, Clean and Bold Taste with a Lighter Feel. With approximately 100 calories, 3.2 carbohydrates, and 4.3% alcoholic content per 12 oz serving, American Rebel Light Beer delivers a lighter option for those who love great beer but prefer a more balanced lifestyle. It’s all natural with no added supplements and importantly does not use corn, rice, or other sweeteners typically found in mass produced beers.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Light Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com. For investor information, visit www.americanrebelbeer.com/investor-relations.

American Rebel Holdings, Inc.

info@americanrebel.com

American Rebel Beverages, LLC

Todd Porter, President

tporter@americanrebelbeer.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of marketing outreach efforts, actual placement timing and availability of American Rebel Beer, success and availability of the promotional activities, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

tporter@americanrebelbeer.com

ir@americanrebel.com

Media Contact:

Matt Sheldon

Matt@PrecisionPR.co